UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 29, 2003

PROTEIN DESIGN LABS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19756	94-3023969
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
34801 Campus Drive
Fremont, California 94555
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (510) 574-1400

Not Applicable

(Former name or former address, if changed since last report)

Item 7.  Financial Statements and Exhibits

(c)  Exhibits

99.1         Press Release dated July 29, 2003.

Item 12.  Results of Operations and Financial Condition.

On July 29, 2003, Protein Design Labs, Inc. (“PDL”) announced its financial results for the quarter ended June 30, 2003.  A copy of PDL’s press release is attached hereto as Exhibit 99.1.

The information furnished in this Item 12 and Exhibit 99.1 attached hereto shall not be deemed to be filed for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 or 12(a)(2) of the Securities Act of 1933, as amended. The information contained herein and in the accompanying exhibit shall not be deemed to be incorporated by reference into any filing with the SEC made by PDL whether before or after the date hereof, regardless of any general incorporation language contained in such filing.

Use of Non-GAAP Financial Information

To supplement the information that is presented in accordance with U.S. generally accepted accounting principles (“GAAP”), in our historical information for the period presented as well as our forward-looking guidance, we use non-GAAP amounts that exclude certain non-cash charges, including charges related to acquisitions such as acquired in-process research and development and amortization of workforce.  We believe that these non-GAAP measures enhance an investor’s overall understanding of our financial performance and future prospects by reconciling more closely to the actual cash expenses of the company in its operations as well as excluding expenses that in management’s view are unrelated to our core operations, the inclusion of which may make it more difficult for investors and financial analysts reporting on the company to compare our results from period to period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTEIN DESIGN LABS, INC.

Date: July 29, 2003	By:	/s/ Sergio Garcia-Rodriguez
Sergio Garcia-Rodriguez
Vice President, Legal, General Counsel and
Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated July 29, 2003.